nLIGHT DEFENSE Systems, Inc. Proprietary & Confidential Initial Here___________ Page 1 of 3 4/8/2024 Camille Nichols Dear Camille, nLIGHT DEFENSE Systems, Inc. (“nLIGHT-DS”) is pleased to invite you to join our team as a full-time exempt employee with a Minimum Number of Working Hours, as defined in our employee manual, of 40 hours, under the following initial terms of employment: Position: Interim President, nLIGHT DEFENSE Systems, Inc. Base Salary: $250,000 annualized Equity: 25,000 RSUs Reporting to: Scott Keeney Employee Status: Full-time Regular, not eligible for Extra Effort pay Location: Longmont, CO Start Date: April 8, 2024 End Date: Interim position, no later than Dec. 31, 2024 This offer is expressly contingent on the ability of the Employee to obtain and maintain a U.S. Department of Defense Secret Security Clearance and contingent on completion of a satisfactory background check. Equity At the next quarterly meeting following your hire date, we will recommend to the Compensation Committee of the Board of Directors of nLIGHT (“Compensation Committee”) that you be granted 25,000 RSUs to vest in full on December 31, 2024. The grant will be subject to the terms and conditions of nLIGHT’s Equity Incentive Plan and approval of the Compensation Committee. Signing Bonus nLIGHT-DS will provide a signing bonus of $54,000 to be paid over three months, with $18,000 to be paid by the end of each month as follows: April, May and June 2024. Temporary Living Expenses We will pay living expenses related to your temporary relocation to the Longmont CO general area, to include rent and utilities, a rental car, and travel expenses including relocation related travel and trips home every 2-3 months. To the extent we cannot directly pay the temporary living expenses you will need to submit expense reports and be reimbursed through the normal expense reimbursement process. DocuSign Envelope ID: 554F494A-66D3-4019-A62F-0CB08025DCD58BACA999-A669-48F5-8145-8D8CA9564220

nLIGHT DEFENSE Systems, Inc. Proprietary & Confidential Initial Here___________ Page 2 of 3 Holidays and Time Off nLIGHT-DS currently provides the following time-off benefits for all full-time, regular employees:  nLIGHT-DS observes 11 paid holidays per calendar year.  nLIGHT-DS offers general purpose Paid Time Off (PTO) to all employees. PTO shall accrue at a rate of 1 hour for every 15 hours worked. PTO is only accrued for every hour worked. nLIGHT-DS Insurance and Other Benefits You will be eligible to receive insurance coverage for you and your eligible dependents. nLIGHT-DS will subsidize a portion of your insurance plan premiums. This amount will vary based upon the benefit coverage you elect. All insurance coverage is effective the first day of the month following your start date. nLIGHT-DS offers the following Benefits:  Medical, Dental and Vision Insurance  Employee Assistance Plan  Short and Long Term Disability Insurance  401(k) Plan with 100% immediate vesting  Life and AD&D Insurance  Paid Family Leave Other Items For purposes of federal immigration law, you will be required to provide to nLIGHT-DS documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated. By acceptance of this offer, you agree to perform faithfully the duties assigned to the best of your ability and in compliance with the nLIGHT DEFENSE Systems, Inc., Employee Manual; which has been given to the you with this Offer of Employment and is incorporated by reference. Your employment with nLIGHT-DS is contingent upon your signing of the Notice Document for Restrictive Covenants and nLIGHT’s standard At Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (the “Invention Assignment Agreement”), which accompanies this offer. You will need to sign the Notice Document of Restrictive Covenants document prior to signing this offer letter and the Invention Assignment Agreement document on your first day of employment. This letter and the Invention Assignment Agreement between you and nLIGHT-DS sets forth the terms of your employment with nLIGHT-DS and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement signed by an officer of nLIGHT-DS and by you. DocuSign Envelope ID: 554F494A-66D3-4019-A62F-0CB08025DCD58BACA999-A669-48F5-8145-8D8CA9564220

nLIGHT-DS DEFENSE Systems, Inc. Proprietary & Confidential We are excited about having you join our team, and we sincerely hope you will find the above terms acceptable. Please let me know if you have questions concerning our offer or if you wish to have further discussions on any subject important to your decision. Should you elect to accept our offer, please initial the bottom of each page, sign this letter in the space provided below, and return your acceptance to nLIGHT-DS. This offer is valid for seven (7) days from the date of this letter. Best regards, ____________________________ Scott Keeney nLIGHT DEFENSE Systems, Inc. Acceptance: ____________________________ ____________________________ Signature Date DocuSign Envelope ID: 554F494A-66D3-4019-A62F-0CB08025DCD58BACA999-A669-48F5-8145-8D8CA9564220 4/9/2024 | 7:28:25 EDT